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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Legato Systems, Inc of our report dated January 25, 2002, except as to Note 10, which is as of February 20, 2002, relating to the consolidated financial statements, which appears in Legato Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

San Jose, California
March 13, 2002